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                                                                   EXHIBIT 23



                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated March 21, 1997 and June 20, 1997 covering Styling Technology Corporation (Styling) and U.K. Abba Products, Inc., respectively, included in Styling's Annual Report on Form 10-K for the year ended December 31, 1996, and Current Report on Form 8-K/A, filed July 29, 1997, and to all references to our firm included in this registration statement.

                                                             ARTHUR ANDERSEN LLP


Phoenix, Arizona
December 15, 1997.